UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _____________________________________________________________________________
FORM 8-K
_____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 26, 2021
_____________________________________________________________________________
Schneider National, Inc.
(Exact Name of Registrant as Specified in Charter)
_____________________________________________________________________________

Wisconsin	001-38054		39-1258315
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
3101 South Packerland Drive	Green Bay	WI	54313
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (920) 592-2000
(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol	Name of each exchange on which reported
Class B common stock, no par value	SNDR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 26, 2021, the Board of Directors (the "Board") approved the following amendments to the Bylaws of Schneider National, Inc. (the “Company”):
•Section 3.12.3: reassigning responsibility for review of compensation of the Board from the Governance Committee to the Compensation Committee.
•Section 4.03.2: adding a new provision establishing the process for resignations by the chief executive officer or other officers.
The Board also approved amendments to the Bylaws to incorporate gender-neutral language. All amendments have an effective date of April 26, 2021.
The amendments to the Bylaws are filed as Exhibit 3.1 hereto and are incorporated herein by reference

ITEM 5.07.    Submission of Matters to a Vote of Security Holders.
On April 26, 2021, the Company held its annual meeting of shareholders (the "Annual Meeting"). At the Annual Meeting, the Company's shareholders voted on the following proposals:
•The election of ten directors, each to serve until the next annual meeting and until his or her successor is duly elected and qualified;
•The ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021; and
•An advisory vote to approve the compensation of the Company's named executive officers.
As of the February 17, 2021 record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 83,029,500 shares of the Company's Class A common stock were outstanding and eligible to vote with an aggregate of 830,295,000 votes; and 95,625,654 shares of the Company's Class B common stock were outstanding and eligible to vote with an aggregate of 95,625,654 votes. Approximately 98.57% of all votes were represented at the Annual Meeting in person or by proxy. The following are the final votes on the matters presented for shareholder consideration at the Annual Meeting:
Election of Directors
The shareholders elected the individuals named in the table below as directors to serve until the next annual meeting and until their successors are duly elected and qualified. The results of the vote were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Jyoti Chopra	907,039,373	262,725	5,432,663
James R. Giertz	887,532,589	19,769,509	5,432,663
Adam P. Godfrey	887,269,744	20,032,354	5,432,663
Robert W. Grubbs	887,144,543	20,157,555	5,432,663
Robert M. Knight, Jr.	889,496,357	17,805,741	5,432,663
Therese A. Koller	886,771,400	20,530,698	5,432,663
Mark B. Rourke	889,720,596	17,581,502	5,432,663
Paul J. Schneider	885,186,776	22,115,322	5,432,663
John A. Swainson	887,381,877	19,920,221	5,432,663
James L. Welch	886,309,243	20,992,855	5,432,663

Ratify Appointment of Deloitte & Touche LLP for 2021
The shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2021. The results of the vote were as follows:

Votes For	Votes Against	Abstentions
912,308,787	364,154	61,820

Advisory Vote to Approve Executive Compensation
The shareholders approved the compensation of the Company's named executive officers as disclosed in the proxy statement. The results of the advisory vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
905,235,184	1,978,405	88,509	5,432,663

ITEM 8.01.    Other Events.
    On April 28, 2021, the Company announced that on April 26, 2021, the Board approved a quarterly cash dividend for the second fiscal quarter of 2021 in the amount of $0.07 per share to holders of the Company's Class A and Class B common stock. The dividend is payable to the Company's shareholders of record at the close of business on June 11, 2021, and is expected to be paid on July 8, 2021.

ITEM 9.01.    Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is being furnished herewith:

Exhibit No.    Description of Exhibit
3.1        Amended and Restated Bylaws
99.1        Press Release dated April 28, 2021
    104        The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2021	SCHNEIDER NATIONAL, INC.

By:	/s/ Thomas G. Jackson
Name:	Thomas G. Jackson
Title:	Executive Vice President, General Counsel and Corporate Secretary